NEWS BULLETIN	RE:	INNSUITES HOSPITALITY TRUST
FROM		INNSUITES HOTEL CENTRE
INNSUITES HOSPITALITY TRUST		1625 E. NORTHERN AVENUE, #105
NYSE MKT: IHT		Phoenix, Arizona 85020
FISCAL 2016		Phone: 602-944-1500

IHT Declares 45th Consecutive Annual Dividend

FOR FURTHER INFORMATION:

Marc Berg, Executive Vice President

602-944-1500

email: mberg@innsuites.com

Phoenix, AZ, December 23, 2015 - InnSuites Hospitality Trust (NYSE MKT: IHT)

IHT Declares 45th Consecutive Annual Dividend

On December 22, 2015, InnSuites Hospitality Trust (“IHT”) (NYSE MKT:IHT) declared a dividend of $0.01 per share payable on January 29, 2016 to shareholders of record as of January 15, 2016. With an uninterrupted 45 year dividend history, IHT has consistently paid dividends since the formation of the Trust in 1971.

On December 22, 2015, Shareholders elected JR Chase and reelected Marc Berg to a three year term as IHT Trustees. On the same day, IHT privately placed an additional $100,000 of new equity to bring its total capital surge to $2.7 million in the last 60 days.

With the exception of historical information, the matters discussed in this news release may include “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are not guarantees of future performance due to numerous risks and uncertainties and are described in greater detail in our filings with the Securities and Exchange Commission. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained.

For more information visit www.innsuitestrust.com or www.sec.gov.